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                                                                EXHIBIT 5.1




                                October 10, 1997



Enron Corp.
1400 Smith Street
Houston, Texas  77002

Ladies and Gentlemen:

         As Senior Vice President and General Counsel of Enron Corp., an Oregon corporation ("Enron"), I am familiar with the registration of certain shares of Common Stock, no par value, of Enron, pursuant to a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed merger (the "Merger") of an Enron subsidiary with and into Enron Global Power & Pipelines L.L.C., a Delaware limited liability company ("EPP"), as set forth in that certain Amended and Restated Agreement and Plan of Merger, dated as of August 18, 1997, and amended and restated as of September 15, 1997, among Enron, EPP and Enron International Merger L.L.C. ("Merger Sub"), a wholly owned subsidiary of Enron (the "Merger Agreement"), included in the Registration Statement.
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Enron Corp.
October 10, 1997
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         In connection herewith, I have examined the Amended and Restated
Articles of Incorporation and the Bylaws of Enron as amended to the date hereof, the records of certain corporate proceedings which have occurred prior to the date hereof, the Registration Statement, the Merger Agreement, and such other agreements, communications, instruments and documents, and have made such other investigations, as I considered necessary for the purposes of this opinion. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

         Based upon the foregoing, I am of the opinion that when the conditions to the Merger set forth in the Merger Agreement have been satisfied (including that the Registration Statement has become effective under the Act) and the Merger has been effected in accordance therewith, the shares of Enron Common Stock issued in the Merger will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                           Very truly yours,


                                           /s/ JAMES V. DERRICK, JR.
                                           -------------------------------------
                                           James V. Derrick, Jr.
                                           Senior Vice President and
                                            General Counsel